EXHIBIT 10.2

ADDENDUM NO. 1 TO THE LOAN AGREEMENT

This Addendum No. 1 (the “Addendum”) is made on 05 January 2026

BETWEEN:

Igor Salindrija, holder of the passport number 326978523, issued by the Republic of Croatia, residential address in Rua Maria 51, R/C Esq. Arroios, 1170-210 Lisboa, Portugal (as the ‘’Lender’’)

and

Meridian Gaming Limited, a company incorporated under the laws of Malta, under company registration number C41334, having its registered address at 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta, by its authorized director Stefan Pavlovic as duly authorized by Board resolution (as the ‘’Borrower’’).

(each a “Party” and together the “Parties”)

1. Background

(A) The Parties entered into a Loan Agreement dated 1 April 2024 (the “Loan Agreement”), pursuant to which the Lender granted to the Borrower a loan in the principal amount of EUR 2,000,000.

(B) The Parties have agreed to amend the repayment schedule of the Loan, while all other terms of the Loan Agreement shall remain unchanged.

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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2. Amended Repayment Schedule

2.1 The Borrower shall repay the principal amount of the Loan in the following instalments:

(a) EUR 500,000 on 05 January 2026;

(b) EUR 500,000 on 01 February 2026;

(c) EUR 500,000 on 01 March 2026;

(d) EUR 500,000 on the Expiry Date (01 April 2026).

2.2 Upon each partial repayment of the principal, interest shall accrue only on the outstanding principal amount of the Loan.

3. Interest

3.1 Interest shall continue to accrue at the rate of 7% per annum, in accordance with Clause 7 of the Loan Agreement.

3.2 For the avoidance of doubt, following each partial repayment, interest shall be calculated on the reduced outstanding principal amount from the relevant repayment date until the next repayment date or the Expiry Date, as applicable.

4. Confirmation

4.1 Save as expressly amended by this Addendum, all terms and conditions of the Loan Agreement shall remain in full force and effect.

4.2 This Addendum shall form an integral part of the Loan Agreement.

5. Governing Law

This Addendum shall be governed by and construed in accordance with the laws of Malta.

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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Signed for and on behalf of the Parties:

THE BORROWER:

Meridian Gaming Limited

Name:	Stefan Pavlovic

Title:	Director

Date:	05/01/2026

THE LENDER:

Igor Salindrija Date:

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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Schedule 1 – Interest Calculation Table

For illustration and clarification purposes only, the table below sets out the monthly interest calculation based on the outstanding principal amount following each partial repayment, at an interest rate of 7% per annum.

Period	Outstanding Principal (EUR)	Annual Interest Rate	Monthly Interest (EUR)	Applicable Period

January 2026	1,500,000	7%	8,750.00	05 Jan – 31 Jan 2026

February 2026	1,000,000	7%	5,833.33	01 Feb – 28 Feb 2026

March 2026	500,000	7%	2,916.67	01 Mar – 31 Mar 2026

Interest shall be calculated in accordance with Clause 7 of the Loan Agreement and this Schedule 1 does not amend or override the binding interest provisions of the Loan Agreement, but serves solely as an illustrative breakdown of the agreed repayment structure.

Meridian Gaming LTD 8, Villa Seminia, Level 3, Vjal Sir Temi Zammit, Ta Xbiex, Xbx 1011, Malta Reg. No. C 41334

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